Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Bob Lougee (800) 611-8488
Thursday, August 1, 2013		bob.lougee@usamobility.com

USA Mobility Reports Second Quarter Operating Results;

Board Declares Regular Quarterly Dividend

Wireless Subscriber and Revenue Trends Continue to Improve;

Wireless Healthcare Base Posts Growth;

Software Revenue and Bookings Increase as Backlog Remains Strong

Springfield, VA (August 1, 2013) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging, mobile voice and data and unified communications solutions, today announced operating results for the second quarter ended June 30, 2013. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on September 10, 2013 to stockholders of record on August 19, 2013.

Consolidated revenue for the second quarter was $52.3 million, compared to $53.1 million in the first quarter and $56.0 million in the second quarter of 2012. Revenue from the Company’s Wireless business (USA Mobility Wireless) was $37.8 million in the second quarter, compared to $38.8 million in the first quarter and $42.8 million in the second quarter of 2012. Revenue from the Software business (Amcom Software) was $14.5 million in the second quarter versus $14.4 million in the first quarter and $13.2 million in the second quarter of 2012.

Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $15.7 million, or 30.1 percent of revenue, compared to $18.4 million, or 32.9 percent of revenue, in the second quarter of 2012. Second quarter EBITDA included $14.3 million from Wireless, compared with $14.3 million for the first quarter and $16.8 million for the second quarter of 2012 and $1.4 million from Software, compared with $1.2 million for the first quarter and $1.6 million for the second quarter of 2012.

Net income for the second quarter was $6.8 million, or $0.31 per fully diluted share, compared to $8.4 million, or $0.37 per fully diluted share, in the second quarter of 2012.

Highlights for the second quarter included:

Wireless

•

The annual rate of revenue erosion improved to an all-time low of 11.7 percent, compared to 12.4 percent in the first quarter and 17.9 percent in the second quarter of 2012, while the quarterly rate of revenue erosion improved to 2.6 percent from 2.9 percent in the first quarter and 3.3 percent in the year-earlier quarter.

•

The annual rate of subscriber erosion was 8.7 percent in the second quarter, compared to 11.0 percent in the second quarter of 2012, while the quarterly rate of unit erosion was 2.4 percent versus 2.1 percent in the second quarter of 2012. Net unit losses totaled 35,000 in the second quarter, compared to 34,000 in the second quarter of 2012. Units in service at June 30, 2013 totaled 1,445,000 compared to 1,583,000 a year earlier.

•	The Healthcare segment posted a net gain of 479 paging units during the quarter as gross additions exceeded gross disconnects.

•	Total ARPU (average revenue per unit) was $8.22 in the second quarter, compared to $8.25 in the first quarter and $8.45 in the second quarter of 2012.

•	Second quarter EBITDA margin for Wireless was 38.0 percent, compared to 36.9 percent in the first quarter and 39.2 percent in the year-earlier quarter.

Software

•	Bookings for the second quarter increased to $15.6 million from $14.3 million in the first quarter and $15.1 million in the second quarter of 2012.

•	The backlog totaled $39.6 million at June 30, 2013, compared to $34.4 million a year earlier.

•

Of the $14.5 million in Software revenue for the second quarter, $6.9 million was maintenance revenue and $7.6 million was operations revenue, compared to $6.5 million and $6.7 million, respectively, of the $13.2 million in Software revenue for second quarter of 2012.

•	The renewal rate for maintenance in the second quarter was 99.5 percent.

Total Company

•

Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $36.5 million in the second quarter, with $23.4 million for Wireless and $13.1 million for Software, compared to $37.5 million in the second quarter of 2012, with $26.0 million for Wireless and $11.5 million for Software.

•	Capital expenses were $2.9 million, the same as the second quarter of 2012.

•	Dividends paid to stockholders totaled $4.2 million in the second quarter.

•	The Company’s cash balance at June 30, 2013 was $72.0 million.

•

The number of full-time equivalent employees at June 30, 2013 totaled 659, including 361 for Wireless and 298 for Software, compared to a total of 686 at June 30, 2012, including 411 for Wireless and 275 for Software.

Vincent D. Kelly, president and chief executive officer, said: “USA Mobility continued to make excellent progress in the second quarter. Our Wireless and Software businesses continued making progress, integrating management, operations and sales functions designed to better serve our customer’s total communications and solutions needs, while increasing our long-term efficiency profile. Increasingly, we are seeing more demand from our customers to provide both software solutions and wireless capability as part of our overall solutions offerings. Both our wireless and software operations met or exceeded their performance goals in nearly all operating categories as consolidated EBITDA increased and expenses declined from the first quarter. At the same time, we maintained strong operating margins, and generated sufficient cash flow to again return capital to stockholders in the form of cash dividends.”

Kelly added: “On the Wireless side, we once again exceeded expectations for gross additions, revenue, ARPU, and expenses. In addition, the annual rate of revenue erosion reached a record low, the annual rate of subscriber erosion improved from a year ago, and our quarterly direct net unit churn improved to 1.3 percent from 2.0 percent in the second quarter of 2012.”

Kelly said second quarter sales efforts in the Wireless business continued to focus on the core market segments of Healthcare, Government and Large Enterprise. “These core segments represented 92.3 percent of our direct subscriber base and 88.6 percent of our direct paging revenue at the end of the quarter. Healthcare comprised 74.3 percent of our direct subscriber base at June 30th and continued to be our best performing market segment with the highest percentage of direct gross additions (84.9 percent). Moreover,” he noted, “our Healthcare segment posted a small net gain of 479 paging units during the quarter as gross additions exceeded gross disconnects. We are pleased healthcare providers continue to recognize the cost and reliability benefits of paging for their most critical messaging needs.”

Commenting on the Software business, Kelly said: “Second quarter revenue and bookings increased from both the prior and year-earlier quarters while our backlog totaled $39.6 million and remained near a record high. In addition, our Amcom sales team recorded a number of major contracts in such key industries as healthcare, public safety, and government and continued to build a solid pipeline of prospective business.

Customer demand remained strong for such software solutions as call center management, clinical alerting middleware, critical smartphone communications and emergency notification. While sales activity remained strongest in North America, we also continued to add new accounts in the Asia-Pacific region as we continued to aggressively pursue software accounts in key international markets.”

Kelly noted that Amcom’s successful pursuit of international sales resulted in the Company’s inclusion among companies receiving the President’s “E” Award for Exports in May 2013. Presented by the Department of Commerce at a ceremony in Washington, D. C., the “E” Award is the highest recognition a company can receive for contributing to U.S. exports. “We were delighted that Amcom received this well-deserved recognition for its international sales performance,” Kelly said. “While our Software business already enjoys a leading position in the mission-critical communications space in domestic markets, we expect to continue expanding its international reach as part of our ongoing strategy for long-term growth.”

Shawn E. Endsley, chief financial officer, said USA Mobility’s balance sheet continued to benefit from strong quarterly performances by both Wireless and Software businesses. “Improved rates of revenue erosion and subscriber churn, combined with solid operating expense management, helped drive strong EBITDA in our Wireless business,” he noted, “while revenue and bookings in the Software business continued to increase. The net result is a consolidated cash balance of $72 million at June 30th. In addition, we continue to operate as a debt-free company while maintaining approximately $40 million in borrowing capacity through our credit facility.”

Endsley said the Company is maintaining its previously announced financial guidance for 2013, which projects total revenue to range from $195 million to $213 million, operating expenses (excluding depreciation, amortization and accretion) to range from $150 million to $152 million, and capital expenses to range from $8.1 million to $9.7 million.

* * * * * * * * *

USA Mobility plans to host a conference call for investors on its second quarter results at 10:00 a.m. Eastern Time on Friday, August 2, 2013. Dial-in numbers for the call are 719-457-2661 or 888-438-5524. The pass code for the call is 3839277. A replay of the call will be available from 1:00 p.m. ET on August 2 until 1:00 p.m. on Friday, August 16. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 3839277.

* * * * * * * * *

About USA Mobility

USA Mobility, Inc., headquartered in Springfield, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors through its wireless subsidiary, USA Mobility Wireless. In addition, through its software subsidiary, Amcom Software, it provides mission critical unified communications solutions nationally and internationally to leading organizations in such industries as healthcare, hospitality, education, business and government. Amcom connects people to each other and the data they need. Its software solutions include critical smartphone communications, contact center optimization, emergency management and clinical workflow improvement. As a single-source provider, USA Mobility Wireless focuses on the business-to-business marketplace and supplies wireless connectivity solutions to organizations nationwide. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. USA Mobility Wireless also offers mobile voice and data services through Sprint Nextel and T-Mobile, including BlackBerry® smartphones and GPS location applications. Its product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. For further information visit www.usamobility.com and www.amcomsoftware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued growth of our Software business and demand for our Software products and services, our ability to develop additional software solutions for our customers, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)

(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended June 30,
	2013			2012
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$36,064	$—	$36,064	$40,548	$—	$40,548
Cellular	163	—	163	286	—	286
Software revenue and other (b)	1,401	14,497	15,898	1,669	13,178	14,847
Other	143	—	143	280	—	280

Total revenue	37,771	14,497	52,268	42,783	13,178	55,961

Operating expenses:
Cost of revenue (b)	112	5,373	5,485	156	5,060	5,216
Service, rental and maintenance (b)	10,538	2,284	12,822	11,464	2,428	13,892
Selling and marketing	2,563	3,784	6,347	2,972	2,947	5,919
General and administrative	10,201	1,684	11,885	11,426	1,068	12,494
Severance and restructuring	2	—	2	0	24	24
Depreciation, amortization and accretion	2,380	1,442	3,822	2,854	1,752	4,606

Total operating expenses	25,796	14,567	40,363	28,872	13,279	42,151

% of total revenue	68.3%	100.5%	77.2%	67.5%	100.8%	75.3%

Operating income (loss)	11,975	(70)	11,905	13,911	(101)	13,810
% of total revenue	31.7%	–0.5%	22.8%	32.5%	–0.8%	24.7%

Interest expense, net	(63)	(1)	(64)	(66)	—	(66)
Other (expense) income, net	(82)	7	(75)	439	(3)	436

Income (loss) before income tax (expense) benefit	11,830	(64)	11,766	14,284	(104)	14,180
Income tax (expense) benefit	(4,967)	29	(4,938)	(5,772)	39	(5,733)

Net income (loss)	$6,863	$(35)	$6,828	$8,512	$(65)	$8,447

Basic net income per common share			$0.32			$0.38

Diluted net income per common share			$0.31			$0.37

Basic weighted average common shares outstanding			21,644,281			22,130,397

Diluted weighted average common shares outstanding			21,827,149			22,613,517

Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$11,975	$(70)	$11,905	$13,911	$(101)	$13,810
Add back: depreciation, amortization and accretion	2,380	1,442	3,822	2,854	1,752	4,606

EBITDA	$14,355	$1,372	$15,727	$16,765	$1,651	$18,416

% of total revenue	38.0%	9.5%	30.1%	39.2%	12.5%	32.9%

Key statistics:
Units in service	1,445	—	1,445	1,583	—	1,583
Average revenue per unit (ARPU)	$8.22	$—	$8.22	$8.45	$—	$8.45
Bookings	$—	$15,626	$15,626	$—	$15,085	$15,085
Backlog	$—	$39,576	$39,576	$—	$34,391	$34,391

(a)	Slight variations in totals are due to rounding.
(b)	Wireless results reflect eliminations for intercompany revenue and expenses.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)

(Unaudited and in thousands except share, per share amounts and ARPU)

	For the six months ended June 30,
	2013			2012
	Wireless	Software	Total	Wireless	Software	Total

Revenue:
Paging service	$73,115	$—	$73,115	$82,423	$—	$82,423
Cellular	358	—	358	563	—	563
Software revenue and other (b)	2,773	28,848	31,621	3,456	25,648	29,104
Other	304	—	304	606	—	606

Total revenue	76,550	28,848	105,398	87,048	25,648	112,696

Operating expenses:
Cost of revenue (b)	107	10,561	10,668	329	9,703	10,032
Service, rental and maintenance (b)	21,367	4,487	25,854	23,498	4,697	28,195
Selling and marketing	5,039	7,524	12,563	6,020	5,552	11,572
General and administrative	21,382	3,655	25,037	22,934	2,729	25,663
Severance and restructuring	2	—	2	9	37	46
Depreciation, amortization and accretion	4,776	2,853	7,629	5,669	3,452	9,121

Total operating expenses	52,673	29,080	81,753	58,459	26,170	84,629

% of total revenue	68.8%	100.8%	77.6%	67.2%	102.0%	75.1%

Operating income (loss)	23,877	(232)	23,645	28,589	(522)	28,067

% of total revenue	31.2%	–0.8%	22.4%	32.8%	–2.0%	24.9%

Interest expense, net	(127)	(1)	(128)	(254)	—	(254)
Other income (expense), net	7	(1)	6	393	(19)	374

Income (loss) before income tax (expense) benefit	23,757	(234)	23,523	28,728	(541)	28,187
Income tax (expense) benefit	(9,864)	94	(9,770)	(11,491)	212	(11,279)

Net income (loss)	$13,893	$(140)	$13,753	$17,237	$(329)	$16,908

Basic net income per common share			$0.63			$0.76

Diluted net income per common share			$0.63			$0.75

Basic weighted average common shares outstanding			21,666,096			22,118,470

Diluted weighted average common shares outstanding			21,921,742			22,601,603

Reconciliation of operating income (loss) to EBITDA (c):
Operating income (loss)	$23,877	$(232)	$23,645	$28,589	$(522)	$28,067
Add back: depreciation, amortization and accretion	4,776	2,853	7,629	5,669	3,452	9,121

EBITDA	$28,653	$2,621	$31,274	$34,258	$2,930	$37,188

% of total revenue	37.4%	9.1%	29.7%	39.4%	11.4%	33.0%

Key statistics:
Units in service	1,445	—	1,445	1,583	—	1,583
Average revenue per unit (ARPU)	$8.24	$—	$8.24	$8.45	$—	$8.45
Bookings	$—	$29,879	$29,879	$—	$27,502	$27,502
Backlog	$—	$39,576	$39,576	$—	$34,391	$34,391

(a)	Slight variations in totals are due to rounding.
(b)	Wireless results reflect eliminations for intercompany revenue and expenses.
(c)	EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (a)

(In thousands)

	6/30/13	12/31/12
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$72,029	$61,046
Accounts receivable, net	17,935	21,580
Prepaid expenses and other	6,714	5,836
Inventory	2,641	3,257
Escrow receivables	—	275
Deferred income tax assets, net	4,581	3,915

Total current assets	103,900	95,909
Property and equipment, net	21,150	20,809
Goodwill	133,031	133,031
Other intangible assets, net	27,836	30,333
Deferred income tax assets, net	31,838	41,239
Other assets	1,169	1,306

Total assets	$318,924	$322,627

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$10,530	$12,659
Accrued compensation and benefits	12,368	17,806
Consideration payable	—	275
Deferred revenue	26,047	29,986

Total current liabilities	48,945	60,726
Deferred revenue	544	693
Other long-term liabilities	9,515	9,789

Total liabilities	59,004	71,208

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	125,500	125,212
Retained earnings	134,418	126,205

Total stockholders’ equity	259,920	251,419

Total liabilities and stockholders’ equity	$318,924	$322,627

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)

(Unaudited and in thousands)

	For the six months ended
	6/30/13	6/30/12

Cash flows from operating activities:
Net income	$13,753	$16,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	7,629	9,121
Amortization of deferred financing costs	129	129
Deferred income tax expense	8,849	10,728
Amortization of stock based compensation	1,254	442
Provisions for doubtful accounts, service credits and other	833	780
Adjustments of non-cash transaction taxes	(251)	(243)
Loss/(Gain) on disposals of property and equipment	167	(146)
Changes in assets and liabilities:
Accounts receivable	2,812	(876)
Prepaid expenses and other assets	(367)	161
Accounts payable and accrued liabilities	(7,578)	(3,160)
Deferred revenue	(4,088)	(85)

Net cash provided by operating activities	23,142	33,759

Cash flows from investing activities:
Purchases of property and equipment	(5,268)	(4,439)
Proceeds from disposals of property and equipment	9	318
Acquisitions, net of cash acquired	—	(3,000)

Net cash used in investing activities	(5,259)	(7,121)

Cash flows from financing activities:
Repayment of debt	—	(28,250)
Cash dividends to stockholders	(6,900)	(11,075)

Net cash used in financing activities	(6,900)	(39,325)

Net increase / (decrease) in cash and cash equivalents	10,983	(12,687)
Cash and cash equivalents, beginning of period	61,046	53,655

Cash and cash equivalents, end of period	$72,029	$40,968

Supplemental disclosure:
Interest paid	$6	$283

Income taxes paid	$831	$936

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)

(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Revenues:
Paging service	$36,064	$37,051	$38,081	$39,235	$40,548	$41,875
Cellular	163	195	275	314	286	277
Software revenue	15,898	15,723	13,381	15,321	14,847	14,257
Other	143	161	147	246	280	326

Total revenues	52,268	53,130	51,884	55,116	55,961	56,735

Operating expenses:
Cost of revenue	5,485	5,183	5,709	5,105	5,216	4,816
Service, rental and maintenance	12,822	13,032	13,499	13,731	13,892	14,303
Selling and marketing	6,347	6,216	6,030	6,043	5,919	5,653
General and administrative	11,885	13,152	12,551	12,466	12,494	13,169
Severance and restructuring	2	—	1,712	—	24	22
Depreciation, amortization and accretion	3,822	3,807	4,387	4,724	4,606	4,515
Impairment	—	—	3,382	—	—	—

Total operating expenses	40,363	41,390	47,270	42,069	42,151	42,478

% of total revenues	77.2%	77.9%	91.1%	76.3%	75.3%	74.9%

Operating income	11,905	11,740	4,614	13,047	13,810	14,257
% of total revenues	22.8%	22.1%	8.9%	23.7%	24.7%	25.1%

Interest expense, net	(64)	(64)	(62)	(64)	(66)	(188)
Other income (expense), net	(75)	81	289	52	436	(62)

Income before income tax expense	11,766	11,757	4,841	13,035	14,180	14,007
Income tax expense	(4,938)	(4,832)	(2,814)	(4,987)	(5,733)	(5,545)

Net income	$6,828	$6,925	$2,027	$8,048	$8,447	$8,462

Basic net income per common share	$0.32	$0.32	$0.09	$0.37	$0.38	$0.38

Diluted net income per common share	$0.31	$0.32	$0.09	$0.36	$0.37	$0.37

Basic weighted average common shares outstanding	21,644,281	21,688,153	21,492,792	21,973,473	22,130,397	22,106,543

Diluted weighted average common shares outstanding	21,827,149	21,904,862	21,991,673	22,399,934	22,613,517	22,589,483

Reconciliation of operating income to EBITDA (b):
Operating income	$11,905	$11,740	$4,614	$13,047	$13,810	$14,257
Add back: depreciation, amortization, accretion and impairment	3,822	3,807	7,769	4,724	4,606	4,515

EBITDA	$15,727	$15,547	$12,383	$17,771	$18,416	$18,772

% of total revenues	30.1%	29.3%	23.9%	32.2%	32.9%	33.1%

Key statistics:
Units in service	1,445	1,480	1,515	1,546	1,583	1,617
Average revenue per unit (ARPU)	$8.22	$8.25	$8.29	$8.36	$8.45	$8.50
Bookings	$15,626	$14,253	$18,129	$15,670	$15,085	$12,417
Backlog	$39,576	$40,183	$40,626	$36,155	$34,391	$32,688

(a)	Slight variations in totals are due to rounding.
(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.

CONSOLIDATED OPERATING EXPENSES

SUPPLEMENTAL INFORMATION (a)

(Unaudited and in thousands)

	For the three months ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Cost of revenue
Payroll and related	$2,917	$2,838	$2,634	$2,427	$2,324	$2,368
Cost of sales	2,133	1,890	2,500	2,195	2,434	2,037
Other	435	455	575	483	458	411

Total cost of revenue	5,485	5,183	5,709	5,105	5,216	4,816

Service, rental and maintenance
Site rent	4,237	4,235	4,326	4,326	4,421	4,791
Telecommunications	1,885	1,889	2,053	2,257	2,346	2,312
Payroll and related	5,074	5,203	5,432	5,309	5,360	5,529
Stock based compensation	10	10	7	6	6	6
Other	1,616	1,695	1,681	1,833	1,759	1,665

Total service, rental and maintenance	12,822	13,032	13,499	13,731	13,892	14,303

Selling and marketing
Payroll and related	3,672	3,594	3,519	3,504	3,544	3,559
Commissions	1,519	1,387	1,197	1,335	1,343	1,253
Stock based compensation	17	17	19	19	18	16
Other	1,139	1,218	1,295	1,185	1,014	825

Total selling and marketing	6,347	6,216	6,030	6,043	5,919	5,653

General and administrative
Payroll and related	5,662	6,026	6,423	5,851	5,972	6,490
Stock based compensation	601	599	296	435	(19)	415
Bad debt	265	275	300	275	270	234
Facility rent	839	844	889	903	868	806
Telecommunications	343	375	379	390	443	412
Outside services	2,111	3,077	2,377	2,353	2,458	2,447
Taxes, licenses and permits	1,166	1,233	1,312	1,249	1,426	1,501
Other	898	723	575	1,010	1,076	864

Total general and administrative	11,885	13,152	12,551	12,466	12,494	13,169

Severance and restructuring	2	—	1,712	—	24	22
Depreciation, amortization and accretion	3,822	3,807	4,387	4,724	4,606	4,515
Impairment	—	—	3,382	—	—	—

Operating expenses	$40,363	$41,390	$47,270	$42,069	$42,151	$42,478

Capital expenditures	$2,927	$2,341	$2,854	$2,696	$2,888	$1,551

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

UNITS IN SERVICE ACTIVITY (a)

(Unaudited and in thousands)

	For the three months ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
Units in service

Beginning units in service
Direct one-way	1,324	1,346	1,366	1,395	1,423	1,465
Direct two-way	73	75	79	82	85	90

Total direct	1,397	1,421	1,445	1,477	1,508	1,555

Indirect one-way	38	48	55	58	60	63
Indirect two-way	45	46	46	48	49	50

Total indirect	83	94	101	106	109	113

Total beginning units in service	1,480	1,515	1,546	1,583	1,617	1,668

Gross placements
Direct one-way	49	39	46	45	49	41
Direct two-way	5	3	2	3	4	3

Total direct	54	42	48	48	53	44

Indirect one-way	1	1	2	1	2	1
Indirect two-way	—	—	—	—	—	—

Total indirect	1	1	2	1	2	1

Total gross placements	55	43	50	49	55	45

Gross disconnects
Direct one-way	(66)	(61)	(66)	(74)	(77)	(83)
Direct two-way	(5)	(5)	(6)	(6)	(7)	(8)

Total direct	(71)	(66)	(72)	(80)	(84)	(91)

Indirect one-way	(3)	(11)	(9)	(4)	(4)	(4)
Indirect two-way	(16)	(1)	—	(2)	(1)	(1)

Total indirect	(19)	(12)	(9)	(6)	(5)	(5)

Total gross disconnects	(90)	(78)	(81)	(86)	(89)	(96)

Net loss
Direct one-way	(17)	(22)	(20)	(29)	(28)	(42)
Direct two-way	—	(2)	(4)	(3)	(3)	(5)

Total direct	(17)	(24)	(24)	(32)	(31)	(47)

Indirect one-way	(2)	(10)	(7)	(3)	(2)	(3)
Indirect two-way	(16)	(1)	—	(2)	(1)	(1)

Total indirect	(18)	(11)	(7)	(5)	(3)	(4)

Total net change	(35)	(35)	(31)	(37)	(34)	(51)

Ending units in service
Direct one-way	1,307	1,324	1,346	1,366	1,395	1,423
Direct two-way	73	73	75	79	82	85

Total direct	1,380	1,397	1,421	1,445	1,477	1,508

Indirect one-way	36	38	48	55	58	60
Indirect two-way	29	45	46	46	48	49

Total indirect	65	83	94	101	106	109

Total ending units in service	1,445	1,480	1,515	1,546	1,583	1,617

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC. (WIRELESS)

AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)

(Unaudited)

	For the three months ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

ARPU
Direct one-way	$7.67	$7.73	$7.78	$7.84	$7.89	$7.91
Direct two-way	19.95	20.41	20.52	20.55	20.88	21.08

Total direct	8.33	8.40	8.47	8.54	8.62	8.67

Indirect one-way	8.97	8.22	7.51	7.25	7.48	7.61
Indirect two-way	3.89	3.76	3.87	4.08	4.19	4.33

Total indirect	6.31	5.85	5.74	5.77	5.97	6.14

Total one-way	7.71	7.74	7.77	7.82	7.88	7.90
Total two-way	14.40	13.96	14.16	14.36	14.69	15.00

Total paging ARPU	$8.22	$8.25	$8.29	$8.36	$8.45	$8.50

Gross disconnect rate (b)
Direct one-way	–5.0%	–4.6%	–4.8%	–5.3%	–5.4%	–5.7%
Direct two-way	–6.7%	–6.6%	–7.8%	–7.7%	–8.5%	–8.3%

Total direct	–5.1%	–4.7%	–5.0%	–5.5%	–5.6%	–5.8%

Indirect one-way	–7.4%	–23.6%	–16.1%	–7.6%	–6.6%	–7.0%
Indirect two-way	–34.0%	–1.6%	–1.6%	–3.1%	–1.8%	–1.7%

Total indirect	–22.3%	–12.5%	–9.3%	–5.5%	–4.4%	–4.7%

Total one-way	–5.1%	–5.2%	–5.3%	–5.4%	–5.4%	–5.8%
Total two-way	–17.3%	–4.7%	–5.4%	–6.0%	–6.0%	–5.9%

Total paging gross disconnect rate	–6.1%	–5.2%	–5.3%	–5.5%	–5.5%	–5.8%

Net loss rate (c)
Direct one-way	–1.3%	–1.7%	–1.5%	–2.1%	–1.9%	–2.9%
Direct two-way	–0.4%	–1.9%	–4.9%	–4.0%	–3.9%	–4.9%

Total direct	–1.3%	–1.7%	–1.7%	–2.2%	–2.0%	–3.0%

Indirect one-way	–4.7%	–21.8%	–13.2%	–5.6%	–4.9%	–5.4%
Indirect two-way	–33.7%	–1.3%	–1.3%	–2.5%	–1.2%	–0.9%

Total indirect	–21.0%	–11.5%	–7.6%	–4.2%	–3.2%	–3.4%

Total one-way	–1.4%	–2.4%	–1.9%	–2.2%	–2.0%	–3.0%
Total two-way	–13.3%	–1.6%	–3.5%	–3.5%	–2.9%	–3.5%

Total paging net loss rate	–2.4%	–2.3%	–2.0%	–2.3%	–2.1%	–3.0%

(a)	Slight variations in totals are due to rounding.
(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c)	Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)

(Unaudited)

	For the three months ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Gross placement rate (b)
Healthcare	4.5%	3.4%	3.9%	3.7%	4.3%	3.3%
Government	2.3%	1.6%	1.5%	2.5%	1.8%	1.3%
Large enterprise	2.4%	2.1%	2.3%	2.0%	1.9%	2.4%
Other	1.5%	1.8%	1.9%	2.1%	2.0%	2.2%

Total direct	3.8%	3.0%	3.3%	3.2%	3.5%	2.8%
Total indirect	1.4%	1.0%	1.7%	1.3%	1.2%	1.3%

Total	3.7%	2.9%	3.2%	3.1%	3.4%	2.7%

Gross disconnect rate (b)
Healthcare	–4.4%	–3.9%	–4.4%	–4.5%	–4.5%	–4.7%
Government	–7.1%	–5.9%	–6.7%	–6.8%	–7.0%	–7.7%
Large enterprise	–6.7%	–7.0%	–5.7%	–7.3%	–8.0%	–7.7%
Other	–7.4%	–7.3%	–7.0%	–8.1%	–8.7%	–9.2%

Total direct	–5.1%	–4.7%	–5.0%	–5.5%	–5.6%	–5.8%
Total indirect	–22.3%	–12.5%	–9.3%	–5.5%	–4.4%	–4.7%

Total	–6.1%	–5.2%	–5.3%	–5.5%	–5.5%	–5.8%

Net loss rate (b)
Healthcare	0.0%	–0.5%	–0.4%	–0.9%	–0.2%	–1.4%
Government	–4.6%	–4.3%	–5.2%	–4.3%	–5.2%	–6.4%
Large enterprise	–4.2%	–4.9%	–3.4%	–5.3%	–6.1%	–5.3%
Other	–5.9%	–5.5%	–5.1%	–5.9%	–6.8%	–7.1%

Total direct	–1.3%	–1.7%	–1.7%	–2.2%	–2.0%	–3.0%
Total indirect	–21.0%	–11.5%	–7.6%	–4.2%	–3.2%	–3.4%

Total	–2.4%	–2.3%	–2.0%	–2.3%	–2.1%	–3.0%

End of period units in service % of total (b)
Healthcare	70.9%	68.4%	67.1%	65.9%	64.9%	63.6%
Government	9.1%	10.1%	10.3%	10.8%	11.1%	11.5%
Large enterprise	8.1%	8.3%	8.5%	8.6%	8.9%	9.3%
Other	7.3%	7.6%	7.9%	8.1%	8.4%	8.8%

Total direct	95.4%	94.4%	93.8%	93.4%	93.3%	93.2%
Total indirect	4.6%	5.6%	6.2%	6.6%	6.7%	6.8%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.
(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC. (WIRELESS)

SUPPLEMENTAL INFORMATION - DIRECT UNITS IN SERVICE AND

CELLULAR ACTIVATIONS (a)

(Unaudited)

	For the three months ended
	6/30/13	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12

Account size ending units in service (000’s)
1 to 3 units	47	49	52	55	58	61
4 to 10 units	28	29	31	33	35	37
11 to 50 units	67	71	75	78	82	86
51 to 100 units	45	47	49	50	52	54
101 to 1,000 units	305	321	334	343	356	373
>1,000 units	888	880	880	886	894	897

Total	1,380	1,397	1,421	1,445	1,477	1,508

End of period units in service % of total direct
1 to 3 units	3.4%	3.5%	3.6%	3.8%	3.9%	4.1%
4 to 10 units	2.0%	2.1%	2.2%	2.3%	2.3%	2.3%
11 to 50 units	4.8%	5.1%	5.3%	5.4%	5.6%	5.7%
51 to 100 units	3.2%	3.4%	3.5%	3.5%	3.5%	3.6%
101 to 1,000 units	22.1%	23.0%	23.5%	23.7%	24.1%	24.8%
>1,000 units	64.5%	62.9%	61.9%	61.3%	60.6%	59.5%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	–5.1%	–4.8%	–5.5%	–5.3%	–5.7%	–6.2%
4 to 10 units	–5.3%	–6.0%	–5.5%	–4.8%	–6.2%	–6.2%
11 to 50 units	–6.4%	–4.8%	–4.6%	–4.8%	–4.1%	–7.1%
51 to 100 units	–5.3%	–4.0%	–2.6%	–3.9%	–2.4%	–3.9%
101 to 1,000 units	–5.0%	–3.9%	–2.6%	–3.8%	–4.7%	–1.7%
>1,000 units	1.1%	–0.2%	–0.6%	–1.0%	–0.3%	–2.7%

Total	–1.3%	–1.7%	–1.7%	–2.2%	–2.0%	–3.0%

Account size ARPU
1 to 3 units	$15.12	$15.22	$15.29	$15.43	$15.49	$15.49
4 to 10 units	14.29	14.33	14.39	14.42	14.40	14.45
11 to 50 units	11.96	12.06	12.04	12.11	12.24	12.15
51 to 100 units	10.42	10.47	10.47	10.48	10.35	10.52
101 to 1,000 units	8.84	8.84	8.94	8.97	9.01	9.04
>1,000 units	7.19	7.23	7.24	7.28	7.34	7.35

Total	$8.33	$8.40	$8.47	$8.54	$8.62	$8.67

Cellular:
Number of activations	799	925	1,041	948	1,052	1,070

Revenue from cellular services (000’s)	$163	$195	$275	$314	$286	$277

(a)	Slight variations in totals are due to rounding.